Exhibit 99.1

News

Contacts:
Media: Sheryl Williams 610.738.6493 swilliam@cephalon.com

Investors:
Robert (Chip) Merritt 610.738.6376 cmerritt@cephalon.com

For immediate release

Cephalon Reports Strong Sales for Second Quarter 2007

Sales Exceed Company Guidance;

Company Reiterates 2007 Guidance;

Introduces Third Quarter 2007 Guidance

Frazer, Pa. — July 31, 2007 — Cephalon, Inc. (Nasdaq: CEPH) today reported second quarter 2007 sales of $435.2 million, compared to $430.7 million for the second quarter of 2006 and exceeding the top end of the company’s previously issued guidance by $10 million.  Basic loss per common share for the second quarter of 2007 was $0.06.  Excluding amortization expense and certain other items, basic adjusted income per common share during the quarter was $1.14, which compares to $1.51 for the second quarter 2006 and is at the high end of the company’s guidance range of $1.05 to $1.15.

Central nervous system (CNS) franchise sales increased 18 percent to $230.2 million and pain franchise sales reported strong sales of $131.2 million, a decrease of only 24% despite generic competition to ACTIQ. Sales of other products were $73.7 million, an increase of 15 percent over the same period last year.

— more —

SOURCE: Cephalon, Inc.    •   41 Moores Road   •   Frazer, PA 19355   •   (610) 344-0200   •   Fax (610) 344-0065

In accordance with U.S. GAAP, the company established during the quarter a reserve of $56.0 million related to its estimate of the minimum liability stemming from the resolution of the investigations by the U.S. Attorney’s Office and the Office of the Connecticut Attorney General and related claims by other states.  These Offices have not agreed that $56.0 million is sufficient to settle this matter and it is reasonably likely that the amount of any settlement and/or fines stemming from the resolution of these matters will materially exceed this minimum liability.

“We are pleased with the strong sales performance in the second quarter of 2007, which more than offset the impact of generic erosion to the ACTIQ franchise,” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “During the quarter , we accelerated investment in our NUVIGIL and oncology clinical programs, and began preparation for an NDA filing for TREANDA in chronic lymphocytic leukemia patients.”

Cephalon is reiterating its full-year 2007 guidance. The company anticipates total sales of $1.675-$1.725 billion. This includes CNS franchise sales of $925-$950 million, pain franchise sales of $425-$450 million and other product sales of $300-$325 million. SG&A and adjusted R&D guidance for 2007 remains $685-$715 million and $315-$335 million, respectively.

Full-year 2007 adjusted net income guidance is $292-$298 million and basic adjusted income per common share guidance is $4.40-$4.50.

For the third quarter of 2007, the company is introducing sales guidance of $420-$430 million, adjusted net income guidance of $57-$63 million and basic adjusted income per common share guidance of $0.85-$0.95.

Basic adjusted income per common share guidance for the third quarter of 2007 and full-year 2007 is reconciled below and is subject to the assumptions set forth therein.

Cephalon’s management will discuss the company’s second quarter 2007 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT on Tuesday, July 31, 2007.  To participate in the conference call, dial +1-913-981-4901 and refer to conference code number 1428821. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon has delivered a seven-year compound annual growth rate (CAGR) through 2006 greater than 75% and 2006 revenue of $1.760 billion.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: PROVIGIL® (modafinil) Tablets [C-IV], FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX (arsenic trioxide), VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), and ACTIQ® (oral transmucosal fentanyl citrate) [C-II]. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval, including the timing of an NDA filing for TREANDA; manufacturing development and capabilities; market prospects for its products; sales, adjusted net income and basic adjusted income per common share guidance for the third quarter and full-year 2007; and other statements regarding matters that are not historical facts, including the Company’s position and expected performance in 2007 and whether the Company will be able to resolve the ongoing investigations by the U.S. Attorney’s Office and the Office of the Connecticut Attorney General and, if so, the amount of any settlement and/or fines related thereto. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES:
Sales	$435,194	$430,725	$859,073	$776,312
Other revenues	12,018	9,386	25,173	20,742
	447,212	440,111	884,246	797,054
COSTS AND EXPENSES:
Cost of sales	83,166	89,514	169,712	167,453
Research and development	96,593	98,999	180,551	208,460
Selling, general and administrative	189,052	157,299	341,506	309,050
Settlement reserve	56,000	—	56,000	—
Impairment charge	—	12,417	—	12,417
	424,811	358,229	747,769	697,380

INCOME FROM OPERATIONS	22,401	81,882	136,477	99,674

OTHER INCOME (EXPENSE):
Interest income	8,041	4,648	14,617	9,690
Interest expense	(5,017)	(4,238)	(9,612)	(8,774)
Write-off of deferred debt issuance costs	—	—	—	(13,105)
Gain on sale of investment	5,791	—	5,791	—
Other income (expense), net	(1,502)	(159)	1,254	(1,011)
	7,313	251	12,050	(13,200)

INCOME BEFORE INCOME TAXES	29,714	82,133	148,527	86,474

INCOME TAX EXPENSE	34,022	31,716	77,650	32,490

NET INCOME (LOSS)	$(4,308)	$50,417	$70,877	$53,984

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.06)	$0.83	$1.07	$0.90

DILUTED INCOME (LOSS) PER COMMON SHARE	$(0.06)	$0.76	$0.90	$0.78

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	66,445	60,738	66,127	60,239

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	66,445	66,654	78,656	69,679

Certain reclassifications of prior year amounts have been made to conform to the current year presentation.  Amounts reported in prior periods as amortization are included now as a component of cost of sales; amounts previously reported as depreciation (other than depreciation related to facilities used in the production of commercial inventory and previously included in cost of sales) are included as a component of research and development or selling, general and administrative, as appropriate.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

	Three Months Ended
	June 30,
	2007		2006

GAAP NET INCOME (LOSS)	$(4,308)		$50,417

Cost of sales adjustments	21,016	(1)	29,525	(1)
Research and development adjustments	16,500	(2)	15,000	(2)(8)
Selling, general and administrative adjustments	—		1,432	(6)(8)
Settlement reserve	56,000	(3)	—
Impairment charge	—		12,417	(7)
Gain on sale of investment	(5,791	)(4)	—
Income taxes	(7,784	)(5)	(17,221	)(5)(8)
	79,941		41,153

ADJUSTED NET INCOME	$75,633		$91,570

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.14		$1.51

DILUTED ADJUSTED INCOME PER COMMON SHARE	$0.93		$1.37

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	66,445		60,738

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	81,209		66,654

Notes to Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(1)             In 2007, to exclude the on-going amortization of acquired intangible assets.  In 2006, to exclude the reserve for SPARLON capitalized inventory costs ($8.6 million) and the on-going amortization of acquired intangible assets ($20.9 million).

(2)             To exclude charges related to payments for several research and development collaborations.

(3)             To exclude the reserve established for the minimum liability related to the potential settlement of the investigations by the U.S. Attorney's Office and the Connecticut Attorney General.

(4)             To exclude the pre-tax gain related to the sale of certain investments.

(5)             To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in liabilities.

(6)             To exclude employee severance costs associated with the European integration and restructuring.

(7)             To exclude charges related to the impairment of an intangible asset.

(8)             Amounts shown no longer exclude the impact of Financial Accounting Standards Board Statement No. 123(R) “Share Based Payment” (“SFAS 123(R)”).  The earnings press release issued on August 3, 2006 reflected adjustments of $4.8 million in each of Research and development and Selling, general and administrative expenses and $3.6 million in Income tax expense related to SFAS 123(R).

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

	Six Months Ended
	June 30,
	2007		2006
GAAP NET INCOME	$70,877		$53,984

Cost of sales adjustments	41,981	(1)	48,571	(1)
Research and development adjustments	26,500	(2)	45,000	(2)(9)
Selling, general and administrative adjustments	—		7,987	(6)(9)
Settlement reserve	56,000	(3)	—
Impairment charge	—		12,417	(7)
Write-off of deferred debt issuance costs adjustment	—		13,105	(8)
Gain on sale of investment	(5,791	)(4)	—
Income taxes	(18,766	)(5)	(42,782	)(5)(9)
	99,924		84,298

ADJUSTED NET INCOME	$170,801		$138,282

BASIC ADJUSTED INCOME PER COMMON SHARE	$2.58		$2.30

DILUTED ADJUSTED INCOME PER COMMON SHARE	$2.17		$1.99

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	66,127		60,239

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	78,656		69,679

Note to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)             In 2007, to exclude the on-going amortization of acquired intangible assets.  In 2006, to exclude the reserve for SPARLON capitalized inventory costs ($8.6 million) and the on-going amortization of acquired intangible assets ($40.0 million).

(2)             To exclude charges related to payments for several research and development collaborations.

(3)             To exclude the reserve established for the minimum liability related to the potential settlement of the investigations by the U.S. Attorney’s Office and the Connecticut Attorney General.

(4)             To exclude the pre-tax gain related to the sale of certain investments.

(5)             To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in liabilities.

(6)             To exclude charges associated with the settlement of the PROVIGIL patent litigation ($4.0 million) and employee severance costs associated with the European integration and restructuring ($4.0 million).

(7)             To exclude charges related to the impairment of an intangible asset.

(8)             To exclude the write-off of deferred debt issuance costs related to the Zero Coupon convertible subordinated notes.

(9)             Amounts shown no longer exclude the impact of SFAS 123(R).  The earnings press release issued on August 3, 2006 reflected adjustments of $8.2 million in each of Research and development and Selling, general and administrative expenses and $6.0 million in Income tax expense related to SFAS 123(R).

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended						%
	June 30,						Increase
	2007			2006			(Decrease)
	United			United			United
	States	Europe	Total	States	Europe	Total	States	Europe	Total
Sales:
PROVIGIL	$202,465	$11,705	$214,170	$167,928	$9,116	$177,044	21%	28%	21%
GABITRIL	12,978	3,051	16,029	16,206	1,371	17,577	(20)%	123%	(9)%
CNS	215,443	14,756	230,199	184,134	10,487	194,621	17%	41%	18%

ACTIQ	53,994	10,060	64,054	165,694	6,460	172,154	(67)%	56%	(63)%
Generic OTFC	30,853	—	30,853	—	—	—	100%	0%	100%
FENTORA	36,341	—	36,341	—	—	—	100%	0%	100%
Pain	121,188	10,060	131,248	165,694	6,460	172,154	(27)%	56%	(24)%

Other	17,404	56,343	73,747	13,299	50,651	63,950	31%	11%	15%

	$354,035	$81,159	$435,194	$363,127	$67,598	$430,725	(3)%	20%	1%

	Six Months Ended						%
	June 30,						Increase
	2007			2006			(Decrease)
	United			United			United
	States	Europe	Total	States	Europe	Total	States	Europe	Total
Sales:
PROVIGIL	$391,192	$24,267	$415,459	$307,479	$18,138	$325,617	27%	34%	28%
GABITRIL	26,862	5,387	32,249	27,562	2,787	30,349	(3)%	93%	6%
CNS	418,054	29,654	447,708	335,041	20,925	355,966	25%	42%	26%

ACTIQ	111,151	18,631	129,782	278,028	11,628	289,656	(60)%	60%	(55)%
Generic OTFC	64,873	—	64,873	—	—	—	100%	0%	100%
FENTORA	68,031	—	68,031	—	—	—	100%	0%	100%
Pain	244,055	18,631	262,686	278,028	11,628	289,656	(12)%	60%	(9)%

Other	34,576	114,103	148,679	28,369	102,321	130,690	22%	12%	14%

	$696,685	$162,388	$859,073	$641,438	$134,874	$776,312	9%	20%	11%

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$703,998	$496,512
Investments	7,166	25,212
Receivables, net	305,313	270,045
Inventory, net	201,903	174,300
Deferred tax assets, net	198,156	184,518
Other current assets	52,510	47,278
Total current assets	1,469,046	1,197,865

PROPERTY AND EQUIPMENT, net	472,642	453,010
GOODWILL	470,491	467,167
INTANGIBLE ASSETS, net	757,376	793,037
DEFERRED TAX ASSETS, net	113,050	118,192
OTHER ASSETS	14,936	16,226
	$3,297,541	$3,045,497

CURRENT LIABILITIES:
Current portion of long-term debt	$1,237,197	$1,023,312
Accounts payable	90,699	90,586
Accrued expenses	294,207	263,478
Total current liabilities	1,622,103	1,377,376

LONG-TERM DEBT	10,195	224,992
DEFERRED TAX LIABILITIES, net	69,032	72,491
OTHER LIABILITIES	104,916	61,178
Total liabilities	1,806,246	1,736,037

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	691	678
Additional paid-in capital	1,880,051	1,780,749
Treasury stock, at cost	(151,196)	(151,068)
Accumulated deficit	(361,547)	(425,256)
Accumulated other comprehensive income	123,296	104,357
Total stockholders’ equity	1,491,295	1,309,460
	$3,297,541	$3,045,497

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$70,877	$53,984
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense	9,490	21,053
Shortfall tax benefits from stock-based compensation	(198)	—
Depreciation and amortization	63,441	62,199
Amortization of debt issuance costs	120	252
Write-off of debt issuance costs associated with convertible subordinated notes	—	13,105
Stock-based compensation expense	24,627	22,678
Gain on sale of investment	(5,791)	—
Loss on disposals of property and equipment	—	990
Impairment charge	—	12,417
Changes in operating assets and liabilities:
Receivables	(32,715)	(30,238)
Inventory	(26,009)	(15,296)
Other assets	(15,945)	(17,523)
Accounts payable, accrued expenses and deferred revenues	14,716	(79,850)
Other liabilities	48,205	(4,831)
Net cash provided by operating activities	150,818	38,940

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(50,283)	(62,545)
Acquisition of intangible assets	—	(115,000)
Proceeds from sale of investment	12,291	—
Sales and (purchases) of available-for-sale investments, net	18,040	152,312
Net cash used for investing activities	(19,952)	(25,233)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	66,205	107,962
Windfall tax benefits from stock-based compensation	8,681	21,526
Acquisition of treasury stock	(128)	(433)
Payments on and retirements of long-term debt	(1,959)	(1,593)
Net cash provided by financing activities	72,799	127,462

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3,821	11,513

NET INCREASE IN CASH AND CASH EQUIVALENTS	207,486	152,682

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	496,512	205,060

CASH AND CASH EQUIVALENTS, END OF PERIOD	$703,998	$357,742

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months Ended			Twelve Months Ended
	September 30, 2007			December 31, 2007
Projected GAAP basic income per common share	$0.65	—	$0.75	$2.86	—	$2.96

Amortization of current intangibles	$0.32	—	$0.32	$1.28	—	$1.28
Research and development collaboration agreement	$—	—	$—	$0.38	—	$0.38
Settlement reserve	$—	—	$—	$0.84	—	$0.84
Gain on sale of investment	$—	—	$—	$(0.09)	—	$(0.09)
Tax effect of pre-tax adjustments at the applicable tax rates	$(0.12)	—	$(0.12)	$(0.87)	—	$(0.87)

Basic adjusted income per common share guidance	$0.85	—	$0.95	$4.40	—	$4.50

The company’s guidance is being issued based on certain assumptions including:

•              Adjusted effective tax rate of approximately 36 percent for 2007; and

•                                           Weighted average number of common shares outstanding of 66.6 million shares for the three months ended September 30, 2007 and 66.3 million shares for the twelve months ended December 31, 2007.